UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 8, 2006

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	(IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia

(Address of principal executive offices and zip code)

(61) 2 9640 5253

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Advanced Medical Institute Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On September 8, 2006, Advanced Medical Institute Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Worldwide PE Patent Holdco Pty Limited (ACN 117 157 727), a privately owned Australian company (“Worldwide PE”), and Worldwide PE’s shareholders (the “Shareholders”), pursuant to which, upon closing, on September 11, 2006,  the Registrant acquired all of the issued and outstanding shares of stock of Worldwide PE in exchange for the payment of A$3 million (approximately US$2.5 million) and the issuance in the aggregate of 16,125,000 of the Registrant’s shares of common stock valued for this purpose at $1.00 per share (the “Shares”) to the Shareholders pursuant to Regulation S of the Securities Act of 1933, as amended. The Registrant then transferred the shares of Worldwide PE to its wholly owned subsidiary, AMI Australia Holdings Pty Limited (“AMI Australia”). As a result, Worldwide PE became an indirect wholly-owned subsidiary of the Registrant. A copy of the Exchange Agreement is filed as Exhibit 10.1 hereto.

The cash component of the purchase price is being funded by two secured three year term loans in the aggregate principal amount of A$3 million to AMI Australia by ANZ Nominees Limited in its capacity as custodian of the Professional Pensions PST. The loan is to be secured by a security interest in all of AMI Australia Holding Pty Limited’s assets and undertakings (including its existing equity interests in PE Patent Holdco Pty Limited, Intelligent Medical Technologies Pty Limited, Advanced Medical Institute (NZ) Limited and Whygo Video Conferencing Pty Limited) and accrues interest at an annual coupon of 450 basis points above the then Australian Reserve Bank’s current cash rate (being an aggregate current interest rate of 10.5% as at the date of the agreement). Copies of the two loan agreements and the two fixed and floating charge (security) agreements (the “Loan Documents”) have been filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto.

As a result of acquiring Worldwide PE, along with its previous acquisition of rights to use the same intellectual property in Australia when it acquired PE Patent Holdco Pty Limited in November 2005, the Registrant and its subsidiaries, acquire the right to use, worldwide, the patent applications and the associated pharmaceutical formulations, treatment methodologies and dosing manuals that have been used in the Australian business. The Registrant has commenced business in China on September 4, 2006 and anticipates the ability to commence business in Japan by late 2006. The Registrant is also actively exploring further international expansion opportunities at the present time. Management believes that the acquisition of Worldwide PE and its associated intellectual property was essential for the Registrant to be able to provide its premature ejaculation treatment programs outside Australia.

Worldwide PE owns certain intellectual property consisting solely of a worldwide PCT patent application (Patent No PCT/AU2004/000931 (WO 2005/004855 A1)) filed with IP Australia, the subsequent individual country applications filed in the United States, the European Union, Japan, the People’s Republic of China, India and New Zealand made based on that PCT patent application and the worldwide (excluding Australia) formulation rights for its premature ejaculation programs (collectively, the “Territory”). Assuming grant of a patent is obtained, the patents will expire on July 9, 2024.

The development of the intellectual property underlying the patent applications was originally undertaken and funded by Dr. Vaisman. The patent applications, titled “Treatment of Premature Ejaculation” relates to various methods of treatment delivery via nasal (mucosal) inhalation and topical application of certain formulations which are used in AMI Australia's treatment programs for premature ejaculation. The patent applications and associated formulations are integral to the expansion of AMI Australia’s premature ejaculation treatment programs in markets other than Australia. AMI Australia's injection, lozenge and tablet impotence and erectile dysfunction treatment programs are not patent protected.

The patent applications were made by Dr. Jack Vaisman, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company and the Founder, President and Chief Executive Officer of AMI Australia, on July 11, 2003. Dr Vaisman assigned the patent applications to Worldwide PE in exchange for 1,000,000 shares of Worldwide PE on November 17, 2005 at which time Dr. Vaisman granted Avina Investments Limited an option to acquire his shareholding in Worldwide PE for A$1.5 million, which option was exercised on July 4, 2006.

The patent applications relate to various methods of treatment delivery via nasal (mucosal) inhalation and topical application of certain pharmaceutical formulations which are used in AMI Australia’s treatment programs for premature ejaculation. These formulations have previously been used to treat premature ejaculation and other medical conditions. Acquisition of the patent applications will give the Registrant and its subsidiaries the ability to exploit the patent applications and associated technology in connection with the provision of premature ejaculation treatment programs in the Territory during the term of the patents and will obviate any future obligation for the Registrant or any of its subsidiaries to pay royalties to a third party for use of the patents.

Until May 5, 2006, Dr. Vaisman had served as the sole director of Worldwide PE when he resigned and Igor Chalik was appointed as director in his place.

Nether Dr. Vaisman, nor any other director or officer of the Registrant, AMI Australia or any of the Registrant’s subsidiaries (other than in their capacities with the Registrant) has or will benefit directly or indirectly from the Registrant’s purchase of Worldwide PE except as stated above. Worldwide PE's assets include the patent applications and the right to use and/or license/sub-license the associated pharmaceutical formulations, treatment methodologies and dosing manuals in the Territory.

Entities controlled by Mr. Richard Doyle, the principal of Doyle Corporate Pty Limited, a senior consultant to the Company, received an aggregate of A$1,500,000 and 11,000,000 of the Registrant’s shares of common stock from the transaction in exchange for shares held in Worldwide PE

AMI Australia commissioned PKF Corporate Advisers Pty Limited ("PKF") to perform an independent valuation of the Patents in connection with the proposed acquisition of PE and the Board of Directors of the Registrant has determined that the aggregate acquisition price of A$24.05 million (USD$18.425 million) represents a 4.6% premium to the midpoint of the independent valuation provided by PKF.

The description of the transactions contemplated by the Exchange Agreement and the Loan Documents set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

The information in this Report, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial statements will be provided by amendment to this 8-K not later than 74 calendar days after the date of this initial report.

(c)  Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated as of September 8, 2006.

10.2	Loan Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Super dated September 8, 2006.

10.3	Loan Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Pension dated September 8, 2006.

10.4	Fixed and Floating Charge Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Super dated September 8, 2006.

10.5	Fixed and Floating Charge Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Pension dated September 8, 2006.

99.1	Press Release dated September 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By: /s/ Dilip Shrestha
Name: Dilip Shrestha
Title: Chief Financial Officer

Dated: September 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Exchange Agreement dated as of September 8, 2006.

10.2	Loan Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Super dated September 8, 2006.

10.3	Loan Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Pension dated September 8, 2006.

10.4	Fixed and Floating Charge Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Super dated September 8, 2006.

10.5	Fixed and Floating Charge Agreement between AMI Australia and ANZ Nominees Limited as Custodian for the Professional Pension PST - Pension dated September 8, 2006.

99.1	Press Release dated September 11, 2006.